Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

 AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GlobalSCAPE, Inc. on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Charles R. Poole, President and Chief Executive Officer, and Bernard N. Schneider, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

/s/ Charles R. Poole
Charles R. Poole
President and Chief Executive Officer
November 14, 2007

/s/ Kelly E. Simmons
Kelly E. Simmons
Chief Financial Officer
November 14, 2007